UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 31, 2017

Bankrate, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-35206	65-0423422
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1675 Broadway, 22nd Floor

New York, New York 10019

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:  (917) 368-8600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 

Item 8.01Other Events.

The following disclosures supplement the disclosures contained in the definitive proxy statement, dated as of August 15, 2017 (the “Proxy Statement”), which was filed by Bankrate, Inc. (“Bankrate”) with the Securities and Exchange Commission (the “SEC”) and mailed on or about August 15, 2017 to Bankrate stockholders of record as of the close of business on August 14, 2017 in connection with the previously announced proposed merger between Bankrate and Red Ventures Holdco, LP (“Red Ventures”).

The following disclosures should be read in conjunction with the disclosures contained in the Proxy Statement, which should be read in its entirety.  To the extent that information set forth herein differs from or updates information contained in the Proxy Statement, the information contained herein supersedes the information contained in the Proxy Statement.  All page references are to pages in the Proxy Statement, and any defined terms used but not defined herein shall have the meanings set forth in the Proxy Statement.

As disclosed in the Proxy Statement, two putative securities class action complaints were filed in the United States District Court for the Southern District of New York on August 1, 2017 and August 2, 2017, respectively, against Bankrate, the members of the Bankrate board of directors and, in the case of one of the actions, Red Ventures and Merger Sub.  The complaints allege, among other things, that the defendants violated Sections 14(a) and 20(a) of the Securities Exchange Act of 1934, as amended, and certain rules and regulations promulgated thereunder by not disclosing certain allegedly material facts in the preliminary proxy statement that was filed by Bankrate with the SEC on July 28, 2017.    On August 22, 2017, one of the plaintiffs filed a motion for a preliminary injunction seeking to enjoin the stockholder vote on the proposed merger, and the Court scheduled a hearing on that motion for September 8, 2017.

Bankrate believes that the claims asserted in the lawsuits and the motion for a preliminary injunction are without merit.   However, to avoid the risk that the lawsuits may delay or otherwise adversely affect the consummation of the merger with Red Ventures and to minimize the expense of defending such actions, Bankrate wishes to voluntarily make the supplemental disclosures related to the merger set forth below.    In light of the supplemental disclosures, the plaintiffs have agreed to withdraw the motion for a preliminary injunction and to dismiss their individual claims with prejudice.    Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable law of any of the disclosures set forth herein.  Bankrate specifically denies that any further disclosure is required to supplement the Proxy Statement under applicable law.

Supplements to the Proxy Statement

The Bankrate Projections

The Proxy Statement is hereby amended and supplemented on page 41 by adding the following sentence to the end of the second footnote under the table entitled “Summary of the Base Case for Fiscal Years 2017 through 2019”:

Bankrate’s management did not prepare or provide projections for operating income (loss) and net income (loss) for the Base Case for years 2020 through 2026 or for the High Sensitivity Case or the Low Sensitivity Case for years 2017 through 2026.

The Proxy Statement is hereby amended and supplemented on page 42 by adding the following paragraph and table after the table entitled “Summary of the Bankrate Projections for Fiscal Years 2017 through 2026” and the accompanying notes:

J.P. Morgan computed at the direction of Bankrate’s management, from financial information included in the Base Case, Bankrate’s estimated unlevered free cash flows for purposes of its discounted cash flow analysis described in the section of this proxy statement entitled “The Merger — Opinion of Bankrate’s Financial Advisor.”  Such estimated unlevered free cash flows were computed by taking earnings before interest and after tax, then adding depreciation and amortization, subtracting capital expenditures, subtracting stock-based compensation, net of tax, and adjusting for changes in net working capital and other cash flow items, in the case of each of the foregoing, as prepared and estimated by Bankrate’s management as part of the Base Case and approved by Bankrate’s management for use by J.P. Morgan for purposes of its opinion.  Such estimated unlevered free cash flows were reviewed and approved by Bankrate’s management and were not provided to Red Ventures.

Summary of Estimated Unlevered Free Cash Flows for the Base Case for Fiscal Years 2017 through 2026

(dollars in millions)

	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026
Unlevered Free Cash Flow
Base Case	$80	$22	$80	$93	$111	$123	$141	$150	$167	$186

The Proxy Statement is hereby amended and supplemented on page 42 by replacing the first paragraph under the table entitled “Summary of the Bankrate Projections for Fiscal Years 2017 through 2026” with the following:

Bankrate does not normally provide a reconciliation of forward-looking non-GAAP financial measures to comparable GAAP financial measures.  When planning, forecasting and analyzing future periods, Bankrate does so primarily on a non-GAAP basis without preparing a GAAP analysis, as that would require estimates for various cash and non-cash reconciling items that would be difficult to predict with reasonable accuracy.  In this instance, Bankrate has provided a summary reconciliation for the Base Case that includes forecasts for tax expenses, interest and other expenses, depreciation and amortization and stock-based compensation for fiscal years 2017 through 2019 and forecasts for change in fair value of contingent acquisition consideration, restatement-related charges and other charges for 2017 based on current trends and expectations; however, due to the unavailability of the information needed to calculate certain other potential reconciling items for fiscal year 2017 through 2019 and potential reconciling items for fiscal years 2020 through 2026 and the variability and complexity of such items, Bankrate is limiting its forecast of reconciling items to the aforementioned line items and periods.  The forecast of reconciling items for fiscal years 2017 through 2019 is based on numerous variables and assumptions that are inherently uncertain and should not be relied upon.

Reconciliation of the Bankrate Projections to Comparable GAAP Financial Measures

(dollars in millions)

	2017	2018	2019
Base Case
Net Income (loss)	$20	$42	$59
Tax Expenses	$13	$27	$38
Interest (net) and Other Expenses	$19	$19	$19
Depreciation and Amortization	$34	$35	$38
Stock-Based Compensation	$21	$21	$22
Loss on Extinguishment of Debt	$-	$-	$-
Change in Fair Value of Contingent Acquisition Consideration	$15	$-	$-
Acquisition, Disposition, Offering and Related Expenses	$-	$-	$-
Restatement-Related Charges	$6	$-	$-
Legal Settlements	$-	$-	$-
China Operations	$-	$-	$-
Restructuring-Related Expenses	$-	$-	$-
Impairment Charges	$-	$-	$-
Impact of Purchase Accounting	$-	$-	$-
Other Charges	$3	$-	$-
Adjusted EBITDA(1)	$131	$145	$175

(1) Numbers may not add due to rounding.

Opinion of Bankrate’s Financial Advisor

The Proxy Statement is hereby amended and supplemented on page 48 by replacing the paragraph under the subsection entitled “Discounted Cash Flow Analysis” with the following:

J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining an implied fully diluted equity value per share for the Company.  J.P. Morgan calculated the present value of unlevered free cash flows that the Company is expected to generate during the remainder of 2017 (applying a valuation date as of March 31, 2017 by using 2017E unlevered free cash flows that did not include the Company’s actual results for the fiscal quarter ended March 31, 2017) and calendar years 2018 through 2026 as derived from the Base Case.  J.P. Morgan also calculated a range of terminal values for the Company at December 31, 2026 by applying perpetual growth rates ranging from 2.5% to 3.5%, which J.P. Morgan selected based on its professional judgment and expertise, for unlevered free cash flows for the Base Case.  The unlevered free cash flows and the range of terminal values were then discounted to present values using a discount rate range of 10.5% to 12.5% for the Base Case, which discount rate range was chosen by J.P. Morgan using its professional judgment based upon an analysis of the weighted average cost of capital of the Company, taking into account macro-economic assumptions, estimates of risk, the Company’s capital structure and other appropriate factors.  The present value of the unlevered free cash flows and the range of terminal values were then adjusted by subtracting an estimated net debt balance of $118 million to indicate a range of implied fully diluted equity values per share for the Base Case of $12.00 to $17.50 per share (in each case, rounded to the nearest $0.25), as compared to the merger consideration of $14.00 per share.

Additional Information and Where to Find It

In connection with the proposed merger transaction involving Bankrate, Inc. (“Bankrate”), Bankrate filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A (the “Proxy Statement”) on August 15, 2017, and has mailed the Proxy Statement and proxy card to Bankrate’s stockholders, and has filed and may file other relevant documents relating to the proposed transaction with the SEC.  BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF BANKRATE ARE URGED TO READ THE PROXY STATEMENT CAREFULLY, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN, AS THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  Investors and security holders may obtain a copy of the Proxy Statement and the other documents filed by Bankrate free of charge at the SEC’s website, http://www.sec.gov, and Bankrate’s website, www.bankrate.com.  In addition, the documents may be obtained free of charge by directing a request to Ken Stelzer by email at Ken.Stelzer@Bankrate.com or by calling 917-438-9544.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Bankrate common stock in respect of the proposed transaction.  Information about the directors and executive officers of Bankrate is set forth in the proxy statement for Bankrate’s 2017 annual meeting of stockholders, which was filed with the SEC on April 28, 2017, and in other documents filed by Bankrate with the SEC.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Proxy Statement and may be contained in other relevant materials filed with the SEC in respect of the proposed transaction.

Cautionary Statements Regarding Forward-Looking Information

Certain statements contained in this communication may constitute “forward-looking statements.” Actual results could differ materially from those projected or forecast in the forward-looking statements.  The factors that could cause actual results to differ materially include the following:  the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the failure to obtain Bankrate stockholder approval of the transaction or the failure to satisfy any of the other conditions to the completion of the transaction; the effect of the announcement of the transaction on the ability of Bankrate to retain and hire key personnel and maintain relationships with its customers, providers, advertisers, partners and others with whom it does business, or on its operating results and businesses generally; risks associated with the disruption of management’s attention from ongoing business operations due to the transaction; the ability to meet expectations regarding the timing and completion of the merger; and other factors detailed in Bankrate’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2016 and Bankrate’s other filings with the SEC, which are available at http://www.sec.gov and on Bankrate’s website at www.bankrate.com.  Bankrate assumes no obligation to update the information in this communication, except as otherwise required by law.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BANKRATE, INC.

Date: August 31, 2017	By:	/s/ Steven D. Barnhart
	Name:	Steven D. Barnhart
	Title:	SVP, Chief Financial Officer